UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ENERGY TRANSFER EQUITY, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	30-0108820
(State of Incorporation or Organization)	(IRS Employer Identification No.)

2828 Woodside Street

Dallas, Texas 75204

(Address of Principal Executive Offices and Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-128097.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common units representing limited partnership interests	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby are the common units representing limited partnership interests (the “Common Units”), of Energy Transfer Equity, L.P., a Delaware limited partnership (the “Company”).

A description of the Company’s Common Units will be set forth under the captions “Our Cash Distribution Policy and Restrictions on Distribution,” “Partnership Agreement Provisions Relating to Cash Distributions,” “Description of Our Common Units,” “Description of Our Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Company’s Registration Statement on Form S-1 (Registration No. 333-128097), as amended (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission on September 2, 2005. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Company’s Registration Statement on Form S-1 (Registration No. 333-128097), initially filed with the Securities and Exchange Commission on September 2, 2005 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Company, dated as of August 22, 2005 (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1).

3.	Form of Third Amended and Restated Agreement of Limited Partnership of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1).

4.	Specimen Certificate (incorporated herein by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-1).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENERGY TRANSFER EQUITY, L.P.

	By:	LE GP, LLC, its General Partner

	By:	/s/ John W. McReynolds
	Name:	John W. McReynolds
Date: January 30, 2006	Title:	President

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INDEX TO EXHIBITS

Exhibit No.	Description

1.	Company’s Registration Statement on Form S-1 (Registration No. 333-128097), initially filed with the Securities and Exchange Commission on September 2, 2005 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Company, dated as of August 22, 2005 (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1).

3.	Form of Third Amended and Restated Agreement of Limited Partnership of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1).

4.	Specimen Certificate (incorporated herein by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-1).

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